UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2009

ORTHOVITA, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-24517	23-2694857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Great Valley Parkway Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone, including area code: (610) 640-1775

Not applicable.

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 1, 2009, David Fitzgerald resigned as Chairman of the Board of Directors and as a member of the Board of Directors (the “Board”) of Orthovita, Inc. (the “Company”). On March 3, 2009, the Company’s Board elected William Tidmore as Chairman of the Board. A copy of the press release announcing Mr. Tidmore’s election and Mr. Fitzgerald’s resignation is attached hereto as Exhibit 99.1 and is incorporated by reference.

(e) On March 2, 2009, the Compensation Committee (the “Committee”) of the Company’s Board completed its annual performance and compensation review of Antony Koblish, the Company’s President and Chief Executive Officer, and recommended to the Board the 2009 annual base salary, the 2009 bonus target amount, and the year-end 2008 cash bonus for Mr. Koblish. The Committee also completed its review of stock option awards for 2008 performance for the Company’s executive officers. Based on the Committee’s recommendations, on March 3, 2009, the Board approved the compensation for the Company’s President and Chief Executive Officer, as well as the grant of stock option awards to the Company’s executive officers, as set forth in the two tables below.

The cash bonus payable to the President and Chief Executive Officer with respect to 2008, shown in the table below, was awarded in accordance with the Company’s Annual Target Performance Bonus program, adopted by the Board upon the recommendation and approval of the Committee, and previously disclosed in materials filed by the Company with the U.S. Securities and Exchange Commission.

Compensation for Antony Koblish, President and Chief Executive Officer

2009 Base Salary	2009 Target Bonus (Percentage of 2009 Base Salary)	2008 Cash Bonus
$343,500	65%	$251,900

Equity Compensation Grants

Named Executive Officer	Title	2008 Stock Option Awards(1)
Antony Koblish	President and Chief Executive Officer	165,000
Christopher Smith	Senior Vice President, Sales and Marketing	60,000
David J. McIlhenny, Jr.	Senior Vice President, Operations	50,000
Maarten Persenaire, M.D.	Chief Medical Officer	50,000
Douglas Low	Senior Vice President, European Operations	30,000

(1)

The amounts shown in the table reflect the number of shares of the Company’s common stock issuable upon exercise of the stock options awarded. The options were issued under the Orthovita, Inc. 2007 Omnibus Equity Compensation Plan (the

“Plan”). Each option has an exercise price of $2.77 per share, which was the closing price of the Company’s common stock on the Nasdaq Global Market on March 3, 2009, the date on which the options were granted. Each option has a term of ten years from the date of grant and will vest with respect to 25% of the shares underlying the option on each of the first four anniversaries of the date of its grant and in accordance with the terms of the Plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 - Press Release dated March 4, 2009 issued by Orthovita, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORTHOVITA, INC.

By:	/s/ Albert J. Pavucek, Jr.
Chief Financial Officer

Dated: March 5, 2009